                                  Exhibit 10


                 FORM OF APPLICATION FOR EMPLOYEE INSURANCE SI
                            (GROUP CONTRACT 10921, 10920)

                                [PARAGON LOGO]
   APPLICATION FOR                                   EMPLOYEE APPLICATION
GROUP INSURANCE WITH:

                                              ELIGIBILITY FOR INSURANCE COVERAGE
                                              UNDER THE APPLICATION IS LIMITED
                                              TO EMPLOYEES ACTIVELY AT WORK FOR
                                              WAGES. AT LEAST THIRTY 30 HOURS
                                              PER WEEK ON THE DATE OF THIS
                                              APPLICATION.

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Are you now actively working for wages at least thirty (30) hours per week for
the Employer shown below?  [_] Yes   [_] No   Date Employed________/_____/_____
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Employee Name ______________________________________________
                  Last      First      MI        Maiden
Mailing Address ____________________________________________

                ____________________________________________
                      City            State         Zip

Daytime Phone (   )
             -----------------------------------------------

Employer ___________________________________________________


Social Security No: ________-________-________

Date of Birth ________________/_______/_______      [_] Male
                     M            D       Y         [_] Female

Daytime Phone ( )
             ---------------------------------
Annual Salary ________________________________

Job Location _________________________________

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Insurance Applied For:             [_] ___________________ Child Insurance Rider
                    Coverage per child (must be less than 18 years old at issue)

____________________________
[_] Level    [_] Increasing      [_] Accidental Death Benefit
                                     for Amount of Insurance
                                                             ___________________
                                                                  Frequency
____________________________
    Amount of Insurance          [_] Waiver of Monthly Deduction

____________________________     ___________________________     _______________
          Premium             +  Additional Benefits Premium  =   Total Premium
--------------------------------------------------------------------------------

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Beneficiary: _____________________________ Relationship: _______________________
            (Beneficiary will be Estate unless otherwise indicated)
   (Beneficiary for Child Rider will be as indicated in the rider provision)

Owner (Employee will be Owner unless otherwise indicated): _____________________
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HEALTH QUESTIONS  (PLEASE GIVE DETAILS TO "YES" ANSWERS IN REMARKS SECTION)

1.   Have you ever had or been advised to have surgery, or
     diagnosis or treatment for diabetes, heart disease or
     disorder, stroke, kidneys, respiratory or nervous system
     disorder, cancer, high blood pressure, or tumor?           [_] Yes   [_] No
2.   Have you been hospitalized at any time during the last
     five years?                                                [_] Yes   [_] No
3.   Have you received treatment or joined an organization
     because of alcohol or drug use or been medically
     advised to do so?                                          [_] Yes   [_] No
4.   a) Have you ever had or been treated or diagnosed by a
        member of the medical profession for AIDS (Acquired
        Immune Deficiency Syndrome) or ARC (AIDS Related
        Complex)?                                               [_] Yes   [_] No
     b) Have you tested positive for antibodies to the AIDS
        (Human Immunodeficency Virus: HIV) virus?               [_] Yes   [_] No
5.   Are you disable and/or not performing all of the duties
     of your occupation or profession?                          [_] Yes   [_] No
6.   Employee:       Height___________________ Weight________________
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REMARKS:      (Use separate piece of paper if additional space is needed)

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  Name &
Question #       Date       Nature of Condition       Duration         Result
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10921
(4/92)

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     I hereby authorize payroll deductions of any premiums to be paid for insurance purchased from Paragon Life Insurance Company.
I have read the above questions and answers. I declare that the answers are complete and true to the best of my knowledge and belief. I agree that this application will be part of the policy, if one is issued.

                    MIB, Inc. (Medical Information Bureau)
You are our most important source of information, but we may also collect or verify information by contact the Medical Information Bureau. Information regarding your insurability will be treated as confidential. We may make a brief report to MIB, Inc. It is a non-profit membership Organization of insurance companies. It provides an information exchange for its members. If you apply to another member company for life or health insurance or submit a claim for benefits, MIV, Inc., by request will supply the member with information in its file.
You may request from MIB, Inc., any information it may have in your file. (Medical information will be released only to your physician.) You may question the accuracy of the information. You may seek a correction by contacting MIB. This is in accordance with the guidelines set forth in the federal Fair Credit Reporting Act. MIB, Inc.'s full address is below.
We may also release information to our reinsurers and to other life insurance companies to whom you may apply for life or health insurance, or submit claim.

                MIB, Inc. *Post Office Box 105* Essex Station*
                 Boston, Massachusetts 02110*  (617) 426-3660

     I authorize Paragon Life, its reinsurers, employees, insurance support organizations, and their representative to obtain information about me to evaluate this application. This information may be about (a) age; (b) medical history, condition and care; (c) physical and mental health; (d) income; (e) other personal characteristics; and (f) other insurance. It includes the use of alcohol, drugs, and tobacco.
     I authorize any Physician, health care professional, hospital, clinic, medical facility, the Veterans Administration, the MIB, Inc., employer, or other insurance company to release information about me to Paragon Life or its representatives on receipt of this authorization. Paragon Life or its representatives may release this information about me to its reinsureres, MIB, Inc., or other insurance company to whom I have applied or to whom a claim has been made. No other release may be made except as allowed by law or I further authorize.
     This form is valid for 30 months from the date it is signed. A photographic copy is as valid as the original. I have a right to receive a copy of this upon request.


Dated at ______________________________ on _____________________________________
                   City & State                   Month      Day        Year


                                           _____________________________________
                                              Signature of Applicant Employee



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HOME OFFICE ENDORSEMENT:                       Plan #_________________________
------------------------
                                               Date of Issue _________________

                                                        (Home Office Use Only)

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                            DECLINATION OF COVERAGE
I hearby certify that I have been given the opportunity to apply for the insurance and after carefully consideration have decided not to apply at this time. I also understand that a later application may require submission of evidence of insurability and that as a result coverage may be denied at that time.

_________________   _______________________________   __________________________
      Date            Employee Name (please print)       Signature of Employee

--------------------------------------------------------------------------------


10921
(4/92)

APPLICATION FOR                     ELIGIBILITY FOR INSURANCE COVERAGE UNDER THE
INSURANCE WITH:                     APPLICATION IS LIMITED TO EMPLOYEES ACTIVELY
                                    AT WORK FOR WAGES. AT LEAST THIRTY 30 HOURS
[PARAGON LIFE LOGO]                 PER WEEK ON THE DATE OF THIS APPLICATION AND
                                    ON THE DATE OF ISSUE OF THE CERTIFICATE.

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Are you now actively working for wages at least thirty (30) hours per week for the Employer shown below?
                        [_] Yes   [_] No      Date Employed___________________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Name ____________________________  Social Security No: ____-___-____ [_] Male
     Last    First   MI    Maiden                                    [_] Female

Mailing Address __________________________    Date of Birth ____/____/____

                __________________________    Annual Salary ____________
                City       State     Zip
Employer _________________________________    Job Title/Classification _________

Job Location _____________________________   Daytime Phone Number ______________

--------------------------------------------------------------------------------
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Beneficiary: ______________________________ Relationship: ______________________
             (Beneficiary will be Estate unless otherwise indicated)
Owner (Employee will be Owner unless otherwise indicated): _____________________

Owner
Mailing Address ___________________________  Owner
                                             Soc. Sec. No. ____-___-____
                ___________________________
                City       State      Zip
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--------------------------------------------------------------------------------






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


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HOME OFFICE ENDORSEMENT:
-----------------------
                                         Plan # _____________________________

                                         Date of Issue_______________________

-------------------------------------------------------------------------------
                                                  (Home Office Use Only)


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I have read the above questions and answers. I declare that the answers are
Complete and true to the best of my knowledge and belief. I agree that this application will be part of the policy, if one is issued.

Paragon Life, its reinsurers, insurance support organizations, and their authorized representative, may obtain medical and other information in order to evaluate my application for life insurance. Application for insurance will not be accepted without proper signatures. A photocopy of this authorization is as valid as the original.

I hereby authorize payroll deductions of any premiums to be paid for insurance purchases from Paragon Life Insurance Company.



Dated at_________________________________________on___________________  _______
                  City and State                      Month    Day        Year

______________________________________  _______________________________________
       Signature of Applicant                Signature of Proposed Insured
  (if other than Proposed Insured)

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                            DECLINATION OF COVERAGE
I hereby certify that I have been given the opportunity to apply for the insurance and after careful consideration have decided not to apply at this time. I also understand that a later application may require submission of evidence of insurability and that as a result coverage may be denied at that time.

______________  ________________________________  __________________________
     Date         Employee Name (please print)       Signature of Employee

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10920
(4/89)